CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information constituting the Post-Effective Amendment No. 81 to the Registration Statement on Form N-1A (the "Registration Statement") of Scudder Portfolio Trust comprised of Scudder Corporate Bond Fund, Scudder High Yield Bond Fund, Scudder Income Fund, and Scudder Balanced Fund, of our reports dated March 17, 2000, March 17, 2000, March 17, 2000, and February 11, 2000, respectively, on the financial statements and financial highlights appearing in the January 31, 2000 Annual Reports to the Shareholders of Scudder Corporate Bond Fund, Scudder High Yield Bond Fund, and Scudder Income Fund, and in the December 31, 1999 Annual Report to the Shareholders of Scudder Balanced Fund, which are also incorporated by reference into the Registration Statement. We further consent to the references to our Firm under the heading "Financial Highlights," in the Prospectus and "Experts" in the Statement of Additional Information.





/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 10, 2000